UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2016

NATIONAL PENN BANCSHARES, INC.

(Exact name of Registrant Specified in Charter)

Pennsylvania	000-22537-01	23-2215075
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

645 Hamilton Street, Suite 1100, Allentown, PA		18101
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 822-3321

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 15, 2016, National Penn Bancshares, Inc. (“National Penn”) and BB&T Corporation (“BB&T”) issued a press release reminding National Penn security holders that (1) National Penn’s previously announced merger with BB&T (the “Merger”), pursuant to the Agreement and Plan of Merger, dated as of August 17, 2015, by and between National Penn and BB&T (the “Merger Agreement”), is expected to close on or about April 1, 2016 and (2) the election deadline for holders of National Penn common stock and certain National Penn equity awards to elect the form of consideration they wish to receive in the Merger, subject to the allocation and proration procedures set forth in the Merger Agreement, will be 5:00 p.m., Eastern Daylight Time, on March 30, 2016, unless extended. The election materials were mailed on February 29, 2016 to National Penn security holders of record as of the business day immediately prior to the mailing.

A copy of the press release containing the announcements is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Questions regarding the election may be directed to the information agent for the election, Georgeson Inc., at 877-278-4775.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description

99.1	Press Release, dated March 15, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PENN BANCSHARES, INC.

Date: March 15, 2016	By:	/s/ Scott V. Fainor
Name: Scott V. Fainor
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated March 15, 2016.